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                                                                    Exhibit 21.1

                    LIST OF SUBSIDIARIES OF JAMES HARDIE N.V.

James Hardie (Holdings) Inc., a Nevada corporation
James Hardie (USA) Inc., a Nevada corporation
James Hardie Building Products, Inc., a Nevada corporation
James Hardie Gypsum, Inc., a Nevada corporation
James Hardie Industries (USA) Inc., a California corporation
James Hardie Credit Corp., a California corporation
James Hardie (Australia) Pty Ltd., a company organized under the laws of
     Australia
James Hardie Fibre Cement Pty Ltd., a company organized under the laws of
     Australia
James Hardie Building Systems (Holdings) Pty Ltd., a company organized under the laws of Australia
James Hardie Building Systems Pty Ltd., a company organized under the laws of
     Australia
James Hardie Windows (Holdings) Pty Ltd., a company organized under the laws of
     Australia
James Hardie Windows Pty Ltd., a company organized under the laws of Australia Louvre Properties Pty Ltd., a company organized under the laws of Australia James Hardie Research (Holdings) Pty Ltd., a company organized under the laws of
     Australia
James Hardie Research Pty Ltd., a company organized under the laws of Australia James Hardie Tech Pty Ltd., a company organized under the laws of Australia James Hardie FC Pty Ltd., a company organized under the laws of Australia
James Hardie (New Zealand) Ltd., a company organized under the laws of New
     Zealand
James Hardie (Philippines) Inc., a company organized under the laws of the
     Philippines
PT James Hardie Indonesia, a company organized under the laws of Indonesia